                                                                     EXHIBIT 4.9




--------------------------------------------------------------------------------

                                     FORM OF


                          EXCHANGE GUARANTEE AGREEMENT


                                     BETWEEN


                                BSB BANCORP, INC.
                                 (AS GUARANTOR)


                                       AND


                              BANKERS TRUST COMPANY
                             (AS GUARANTEE TRUSTEE)


                                   DATED AS OF


                                     , 1998




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

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
ARTICLE I.     DEFINITIONS
      Section 1.1.     Definitions........................................   1

ARTICLE II.    TRUST INDENTURE ACT
      Section 2.1.     Trust Indenture Act; Application...................   5
      Section 2.2.     List of Holders....................................   5
      Section 2.3.     Reports by the Guarantee Trustee...................   5
      Section 2.4.     Periodic Reports to the Guarantee Trustee..........   5
      Section 2.5.     Evidence of Compliance with Conditions Precedent...   6
      Section 2.6.     Events of Default; Waiver..........................   6
      Section 2.7.     Event of Default; Notice...........................   6
      Section 2.8.     Conflicting Interests..............................   6

ARTICLE III.   POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE
      Section 3.1.     Powers and Duties of the Guarantee Trustee.........   7
      Section 3.2.     Certain Rights of Guarantee Trustee................   8
      Section 3.3.     Indemnity..........................................  10
      Section 3.4.     Expenses...........................................  10

ARTICLE IV.    GUARANTEE TRUSTEE
      Section 4.1.     Guarantee Trustee; Eligibility.....................  10
      Section 4.2.     Appointment, Removal and Resignation of the
                       Guarantee Trustee..................................  11

ARTICLE V.     GUARANTEE
      Section 5.1.     Guarantee..........................................  11
      Section 5.2.     Waiver of Notice and Demand........................  12
      Section 5.3.     Obligations Not Affected...........................  12
      Section 5.4.     Rights of Holders..................................  13
      Section 5.5.     Guarantee of Payment...............................  13
      Section 5.6.     Subrogation........................................  13
      Section 5.7.     Independent Obligations............................  13

ARTICLE VI.    COVENANTS AND SUBORDINATION
      Section 6.1.     Subordination......................................  14
      Section 6.2.     Pari Passu Guarantees..............................  14

ARTICLE VII.   TERMINATION
      Section 7.1.     Termination........................................  14

ARTICLE VIII.  MISCELLANEOUS
      Section 8.1.     Successors and Assigns.............................  14
      Section 8.2.     Amendments.........................................  15
      Section 8.3.     Notices............................................  15
      Section 8.4.     Benefit............................................  16
      Section 8.5.     Interpretation.....................................  16
      Section 8.6.     Governing Law......................................  17
      Section 8.7.     Counterparts.......................................  17

                              CROSS REFERENCE TABLE

              Certain Sections of this Exchange Guarantee relating to Sections 310 through 318 of the Trust Indenture Act of 1939:


Trust Indenture Act Section                           Exchange Guarantee Section
---------------------------                           --------------------------

Section 310 (a)(1)........................................   4.1 (a)
            (a)(2)........................................   4.1 (a)
            (a)(3)........................................   Not Applicable
            (a)(4)........................................   Not Applicable
            (b)...........................................   2.8, 4.1 (c)

Section 311 (a)...........................................   Not Applicable
            (b)...........................................   Not Applicable

Section 312 (a)...........................................   2.2 (a)
            (b)...........................................   2.2 (b)
            (c)...........................................   Not Applicable

Section 313 (a)...........................................   2.3
            (a)(4)........................................   2.3
            (b)...........................................   2.3
            (c)...........................................   2.3
            (d)...........................................   2.3

Section 314 (a)...........................................   2.4
            (b)...........................................   2.4
            (c)(1)........................................   2.5
            (c)(2)........................................   2.5
            (c)(3)........................................   2.5
            (e)...........................................   1.1, 2.5, 3.2

Section 315 (a)...........................................   3.1 (d)
            (b)...........................................   2.7
            (c)...........................................   3.1 (c)
            (d)...........................................   3.1 (d)
            (e)...........................................   Not Applicable

Section 316 (a)...........................................   1.1, 2.6, 5.4
            (a)(1)(A).....................................   5.4
            (a)(1)(B).....................................   5.4
            (a)(2)........................................   Not Applicable
            (b)...........................................   5.3
            (c)...........................................   Not Applicable

Section 317 (a)(1)........................................   Not Applicable
            (a)(2)........................................   Not Applicable
            (b)...........................................   Not Applicable

Section 318 (a)...........................................   2.1

* This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Exchange Guarantee.

                          EXCHANGE GUARANTEE AGREEMENT

      THIS EXCHANGE GUARANTEE AGREEMENT, dated as of      , 1998 (the "Exchange
Guarantee"), is executed and delivered by BSB BANCORP, INC., a Delaware corporation (the "Guarantor") having its principal office at 58-68 Exchange Street, Binghamton, New York 13902, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Exchange Capital Securities (as defined herein) of BSB Capital Trust I, a Delaware statutory business trust (the "Issuer Trust").

            WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of July 24, 1998, among BSB Bancorp, Inc., as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees") and the Holders from time to time of preferred undivided beneficial ownership interests in the assets of the Issuer Trust, the Issuer Trust (i) issued on July 24, 1998, $30,000,000 aggregate Liquidation Amount (as defined herein) of its 8.125% Original Capital Securities, Liquidation Amount $1,000 per original capital security (collectively, the "Original Capital Securities") and (ii) is issuing on the date hereof $30,000,000 aggregate Liquidation Amount of its 8.125% Exchange Capital Securities, Liquidation Amount $1,000 per exchange capital security (collectively, the "Exchange Capital Securities," and together with the Original Capital Securities, the "Capital Securities") in connection with the Exchange Offer (as defined in the Trust Agreement).

            WHEREAS, as incentive for the Holders to exchange the Original Capital Securities for the Exchange Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Exchange Guarantee, to pay the Guarantee Payments (as defined below) to the Holders of the Exchange Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the exchange by each Holder of Exchange Capital Securities, which exchange the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Exchange Guarantee for the benefit of the Holders.

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1.  Definitions.

      As used in this Exchange Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

      "Additional Amount" has the meaning specified in the Trust Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Capital Securities" shall have the meaning specified in the first recital of this Exchange Guarantee.

      "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

      "Delaware Trustee" shall have the meaning specified in the first recital of this Exchange Guarantee.

      "Distributions" means preferential cumulative cash distributions accumulating from July 24, 1998 and payable semiannually in arrears on January 31 and July 31 of each year, commencing January 31, 1999, at an annual rate of 8.125% of the Liquidation Amount.

      "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Exchange Guarantee, or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

      "Exchange Guarantee" means this Exchange Guarantee Agreement, as modified, amended or supplemented from time to time.

      "Exchange Junior Subordinated Debentures" means the Exchange Junior Subordinated Debentures to be issued by BSB Bancorp, Inc. in connection with the Exchange Offer (as defined in the Trust Agreement).

      "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Exchange Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Exchange Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Exchange Capital Securities called for redemption by the Issuer Trust to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless the Exchange Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent the Issuer Trust shall have funds on hand available to make such payment at such time and (b) the amount of assets of the

Issuer Trust remaining available for distribution to Holders in liquidation of the Issuer Trust (in either case, the "Liquidation Distribution").

      "Guarantee Trustee" means Bankers Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Exchange Guarantee and thereafter means each such Successor Guarantee Trustee.

      "Guarantor" shall have the meaning specified in the preamble of this Exchange Guarantee.

      "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Exchange Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Exchange Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

      "Indenture" means the Junior Subordinated Indenture dated as of July 24, 1998, between BSB Bancorp, Inc. and Bankers Trust Company, as trustee, as may be modified, amended or supplemented from time to time.

      "Issuer Trust" shall have the meaning specified in the preamble of this Exchange Guarantee.

      "Like Amount" means (i) with respect to a redemption of Exchange Capital Securities, Exchange Capital Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Exchange Capital Securities, (ii) with respect to a distribution of Exchange Junior Subordinated Debentures to Holders of Exchange Capital Securities in connection with a dissolution or liquidation of the Issuer Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of the Holder to whom such Exchange Junior Subordinated Debentures are distributed, and (iii) with respect to any distribution of an Additional Amount to Holders of Exchange Capital Securities, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities in respect of which such distribution is made.

      "Liquidation Amount" means the stated amount of $1,000 per Exchange Capital Security.

      "Majority in Liquidation Amount of the Exchange Capital Securities" means, except as provided by the Trust Indenture Act, Exchange Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Exchange Capital Securities issued by the Issuer Trust.

      "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman of the Board, Chief Executive Officer, President, or Vice President, and by the Chief Financial Officer, Treasurer, an Associate Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Exchange Guarantee shall include:

            (i) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

            (ii) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

            (iii) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Property Trustee" shall have the meaning specified in the first recital of this Exchange Guarantee.

      "Redemption Date" means, with respect to any Exchange Capital Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each Exchange Junior Subordinated Debenture Redemption Date (as such term is defined in the Indenture) and the stated maturity of the Exchange Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Exchange Capital Securities.

      "Redemption Price" shall have the meaning specified in the Trust
Agreement.

      "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Exchange Guarantee, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Senior Indebtedness" shall have the meaning specified in the Indenture.

      "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

      "Trust Agreement" shall have the meaning specified in the Recitals to this Exchange Guarantee.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, or any successor statute, in each case as amended from time to time.

                                   ARTICLE II.
                               TRUST INDENTURE ACT

SECTION 2.1.  Trust Indenture Act; Application.

      If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Exchange Guarantee, the provision of the Trust Indenture Act shall control. If any provision of this Exchange Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Exchange Guarantee as so modified or excluded, as the case may be.

SECTION 2.2.  List of Holders.

      (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee:

            (i) semiannually, not more than 15 days after January 15 and July 15 in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such dates; and

            (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

      (b) The Guarantee Trustee shall comply with the requirements of Section 312(b) of the Trust Indenture Act.

SECTION 2.3.  Reports by the Guarantee Trustee.

      Within 60 days of January 31 of each year, commencing January 31, 1999, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement, shall have been qualified under the Trust Indenture Act, the Guarantee Trustee also shall comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.  Periodic Reports to the Guarantee Trustee.

      The Guarantor shall provide to the Guarantee Trustee, and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall be required to be provided to the Securities and Exchange Commission only if this Exchange Guarantee shall have been qualified under the Trust Indenture Act.

SECTION 2.5.  Evidence of Compliance with Conditions Precedent.

      The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Exchange Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6.  Events of Default; Waiver.

      The Holders of a Majority in Liquidation Amount of the Exchange Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Exchange Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

SECTION 2.7.  Event of Default; Notice.

      (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default (i) unless a Responsible Officer charged with the administration of this Exchange Guarantee shall have received written notice of such Event of Default, or (ii) a Responsible Officer of the Guarantee Trustee charged with administration of the Trust Agreement shall have obtained actual knowledge thereof.

SECTION 2.8.  Conflicting Interests.

      The Trust Agreement shall be deemed to be specifically described in this Exchange Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1.  Powers and Duties of the Guarantee Trustee.

      (a) This Exchange Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Exchange Guarantee to any Person except to a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Exchange Guarantee for the benefit of the Holders.

      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Exchange Guarantee (including pursuant to Section 2.1), and no implied covenants shall be read into this Exchange Guarantee against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Exchange Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Exchange Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Exchange Guarantee (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Exchange Guarantee (including pursuant to Section 2.1); and

                  (B) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Exchange Guarantee; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Exchange Guarantee;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Exchange Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Exchange Guarantee; and

            (iv) no provision of this Exchange Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Exchange Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2.  Certain Rights of Guarantee Trustee.

      (a)   Subject to the provisions of Section 3.1:

            (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

            (ii) any direction or act of the Guarantor contemplated by this Exchange Guarantee shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

            (iii) whenever, in the administration of this Exchange Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

            (iv) the Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Exchange Guarantee from any court of competent jurisdiction;

            (v) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing herein shall relieve the Guarantee Trustee of its obligations upon the occurrence of an Event of Default that has not been cured or waived to exercise the rights and powers vested in the Guarantee Trustee by this Guarantee, and to use the same degree of care and skill in exercising such rights and powers as a reasonably prudent person would use under the circumstances in the conduct of his own affairs;

            (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

            (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed with due care by it hereunder. Nothing herein shall be construed as limiting or restricting the right of the Guarantor to bring any action directly against any agent or attorney appointed by the Guarantee Trustee for any negligence or willful misconduct on the part of such agent or attorney; and

            (viii) whenever in the administration of this Exchange Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and
      (C) shall be fully protected in acting in accordance with such instructions.

      (b) No provision of this Exchange Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3.  Indemnity.

            The Guarantor agrees to indemnify the Guarantee Trustee (which, for the purposes of this Section 3.3, shall include its directors, officers, employees and agents) for, and to hold the Guarantee Trustee harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Exchange Guarantee, including the reasonable costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Exchange Guarantee.

SECTION 3.4.  Expenses.

      The Guarantor shall from time to time reimburse the Guarantee Trustee for its reasonable expenses and costs (including reasonable attorneys' or agents' fees) incurred in connection with the performance of its duties hereunder.

                                   ARTICLE IV.
                                GUARANTEE TRUSTEE

SECTION 4.1.  Guarantee Trustee; Eligibility.

      (a)   There shall at all times be a Guarantee Trustee which shall:

            (i)   not be an Affiliate of the Guarantor; and

            (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
      Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(b).

      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.  Appointment, Removal and Resignation of the Guarantee Trustee.

      (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article IV shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

      (b) Subject to Section 4.2(a), a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

      (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 6.8 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Exchange Capital Securities, delivered to the Guarantee Trustee.

      (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Exchange Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Exchange Capital Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Exchange Capital Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                                   ARTICLE V.
                                    GUARANTEE

SECTION 5.1.  Guarantee.

      The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis as set forth in Section 6.1 hereof to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

SECTION 5.2.  Waiver of Notice and Demand.

      The Guarantor hereby waives notice of acceptance of the Exchange Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3.  Obligations Not Affected.

      The obligations, covenants, agreements and duties of the Guarantor under this Exchange Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Exchange Capital Securities to be performed or observed by the Issuer Trust;

      (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Exchange Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Exchange Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Exchange Capital Securities;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Exchange Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

      (e) any invalidity of, or defect or deficiency in, the Exchange Capital Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4.  Rights of Holders.

      The Guarantor expressly acknowledges that: (i) this Exchange Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Exchange Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Exchange Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Exchange Guarantee; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Exchange Guarantee, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

SECTION 5.5.  Guarantee of Payment.

      This Exchange Guarantee creates a guarantee of payment and not of collection. This Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Exchange Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

SECTION 5.6.  Subrogation.

      The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Exchange Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Exchange Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Exchange Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7.  Independent Obligations.

      The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Exchange Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Exchange Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI.
                           COVENANTS AND SUBORDINATION

SECTION 6.1.  Subordination.

            This Exchange Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Exchange Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

SECTION 6.2.  Pari Passu Guarantees.

      The obligations of the Guarantor under this Exchange Guarantee shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Exchange Guarantee.

                                  ARTICLE VII.
                                   TERMINATION

SECTION 7.1.  Termination.

      This Exchange Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Exchange Capital Securities, (ii) the distribution of Exchange Junior Subordinated Debentures to the Holders in exchange for all of the Exchange Capital Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to the Exchange Capital Securities or this Exchange Guarantee.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

SECTION 8.1.  Successors and Assigns.

      All guarantees and agreements contained in this Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Exchange Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

SECTION 8.2.  Amendments.

      Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Exchange Guarantee may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Exchange Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

SECTION 8.3.  Notices.

      Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

      (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  BSB Bancorp, Inc.
                  58-68 Exchange Street
                  Binghamton, New York 13902
                  Facsimile No.:  (607) 779-2516
                  Attention:  Office of the Secretary

      (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

                  BSB Capital Trust I
                  c/o BSB Bancorp, Inc.
                  58-68 Exchange Street
                  Binghamton, New York 13902
                  Facsimile No.:  (607) 779-2516
                  Attention:  Office of the Secretary

                  with a copy to:

                  Bankers Trust Company
                  Four Albany Street - 4th Floor
                  New York, NY  10006
                  Facsimile No.:  (212) 250-6961
                  Attention:  Corporate Trust and Agency Group;
                              Corporate Market Services

      (c)   if given to the Guarantee Trustee:

                  Bankers Trust Company
                  Four Albany Street - 4th Floor
                  New York, NY 10006
                  Facsimile No.:  (212) 250-6961

                  Attention:  Corporate Trust and Agency Group;
                              Corporate Market Services

      (d) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

      All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 8.4.  Benefit.

            This Exchange Guarantee is solely for the benefit of the Holders and is not separately transferable from the Exchange Capital Securities.

SECTION 8.5.  Interpretation.

      In this Exchange Guarantee, unless the context otherwise requires:

      (a) capitalized terms used in this Exchange Guarantee but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

      (b) a term defined anywhere in this Exchange Guarantee has the same meaning throughout;

      (c) all references to "the Exchange Guarantee" or "this Exchange Guarantee" are to this Exchange Guarantee as modified, supplemented or amended from time to time;

      (d) all references in this Exchange Guarantee to Articles and Sections are to Articles and Sections of this Exchange Guarantee unless otherwise specified;

      (e) a term defined in the Trust Indenture Act has the same meaning when used in this Exchange Guarantee unless otherwise defined in this Exchange Guarantee or unless the context otherwise requires;

      (f)   a reference to the singular includes the plural and vice versa; and

      (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

SECTION 8.6.  Governing Law.

      THIS EXCHANGE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 8.7.  Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      THIS EXCHANGE GUARANTEE is executed as of the day and year first above written.

                              BSB BANCORP, INC.,
                              as Guarantor



                              By:
                                    ------------------------------------
                                    Name:
                                    Title:



                              BANKERS TRUST COMPANY,
                              as Guarantee Trustee, and not in its
                              individual capacity


                              By:
                                    ------------------------------------
                                    Name:
                                    Title: